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Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

Company	State of Organization
OLP Texas, Inc.	Texas
OLP-TSA Georgia, Inc.	Georgia
OLP Dixie Drive Houston, Inc.	Texas
OLP Greenwood Village, Colorado, Inc.	Colorado
OLP Ft. Myers, Inc.	Florida
OLP Rabro Drive Corp.	New York
OLP Columbus, Inc.	Ohio
OLP Mesquite, Inc.	Texas
OLP South Highway Houston, Inc.	Texas
OLP Selden, Inc.	New York
OLP Palm Beach, Inc.	Florida
OLP New Hyde Park, Inc.	New York
OLP Champaign, Inc.	Illinois
OLP Batavia, Inc.	New York
OLP Hanover PA, Inc.	Pennsylvania
OLP Grand Rapids, Inc.	Michigan
OLP El Paso, Inc.	Texas
OLP Plano, Inc.	Texas
OLP Baltimore MD, Inc.	Maryland
OLP Hauppauge, LLC	New York
OLP Ronkonkoma, LLC	New York
OLP Plano I, L.P.	Texas
OLP El Paso I, L.P.	Texas
OLP Plano, LLC	Delaware
OLP El Paso I, LLC	Delaware
OLP Hanover I, LLC	Pennsylvania
OLP Theaters, LLC	Delaware
OLP Movies, LLC	Delaware
OLP Tucker, LLC	Georgia
OLP Lake Charles, LLC	Louisiana
OLP Marcus Drive, LLC	New York
OLP Somerville, LLC	Massachusetts
OLP Newark, LLC	Delaware
OLP Texas, LLC	Delaware
OLP GP Inc.	Texas
OLP Texas I, L.P.	Texas
OLP Los Angeles, Inc.	California
OLP Knoxville LLC	Tennessee
OLP Athens LLC	Delaware
OLP NNN Manager LLC	Delaware
OLP Greensboro LLC	Delaware
OLP South Milwaukee Manager LLC	Delaware
OLP Onalaska LLC	Delaware
OLP St. Cloud LLC	Minnesota
OLP CC Antioch LLC	Tennessee
OLP CC Fairview Heights LLC	Illinois
OLP CC Ferguson LLC	Missouri
OLP CC St. Louis LLC	Missouri
OLP CC Florence LLC	Kentucky

Company	State of Organization
OLP Tomlinson LLC	Pennsylvania
OLP Parsippany LLC	Delaware
OLP Veterans Highway LLC	New York
OLP Haverty's LLC	Delaware
OLP Havertportfolio L.P.	Delaware
OLP Havertportfolio GP LLC	Delaware
OLP Maine LLC	Delaware
OLP 6609 Grand LLC	Delaware
OLP Savannah LLC	Delaware
OLP Baltimore LLC	Delaware
OLP LA-MS LLC	Delaware
OLP Marston Mass LLC	Massachusetts
OLP Hyannis LLC	Delaware
OLP Everett LLC	Massachusetts
OLP Savannah JV Member II LLC	Delaware
OLP Naples LLC	Delaware
OLP-OD LLC	Delaware
OLP Palo Alto LLC	Delaware
OLP Miami Springs LLC	Delaware
OLP Pensacola LLC	Delaware
OLP Kennesaw LLC	Delaware
OLP Chicago LLC	Delaware
OLP Cary LLC	Delaware
OLP Eugene LLC	Delaware
OLP Sunland Park Drive LLC	Delaware
Gurnee Real Estate Owners LLC	Illinois
OLP Royersford LLC	Pennsylvania
OLP Lakeview LP	Pennsylvania
OLP PA Monroeville LLC	Pennsylvania
OLP Kansas City LLC	Missouri
OLP West Hartford LLC	Delaware
OLP Pawendy LP	Pennsylvania
OLP Pawendy I LLC	Pennsylvania
OLP Houston Guitars LLC	Texas
OLP Houston Pets LLC	Texas
OLP Houston Pet Store LLC	Delaware
OLP Farmington Avenue CT LLC	Delaware
OLP Island Park LLC	New York

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  Exhibit 21.1
SUBSIDIARIES OF THE COMPANY